UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

Fidelity National Information Services, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-16427	37-1490331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

347 Riverside Avenue Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 438-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIS	New York Stock Exchange
1.100% Senior Notes due 2024	FIS24A	New York Stock Exchange
0.625% Senior Notes due 2025	FIS25B	New York Stock Exchange
1.500% Senior Notes due 2027	FIS27	New York Stock Exchange
1.000% Senior Notes due 2028	FIS28	New York Stock Exchange
2.250% Senior Notes due 2029	FIS29	New York Stock Exchange
2.000% Senior Notes due 2030	FIS30	New York Stock Exchange
3.360% Senior Notes due 2031	FIS31	New York Stock Exchange
2.950% Senior Notes due 2039	FIS39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 21, 2023, the Board of Directors of Fidelity National Information Services, Inc. (the “Company”) appointed James Kehoe as the Chief Financial Officer of the Company. Mr. Kehoe, age 60, joins FIS from Walgreens Boots Alliance, Inc., where he served as Executive Vice President and Global Chief Financial Officer since June 2018. Prior to that, Mr. Kehoe served as Global Chief Financial Officer and Corporate Officer at Takeda Pharmaceutical Company Limited from June 2016 to March 2018, Executive Vice President and Chief Financial Officer at Kraft Foods Group, Inc. from February 2015 to July 2015, Executive Vice President and Chief Financial and Administrative Officer at Gildan Activewear Inc. earlier in 2015, and Senior Vice President, Operating Excellence at Mondelēz International, Inc. from November 2013 until December 2014. Mr. Kehoe joined Kraft in 1988 and held a variety of senior-level positions, including serving as Senior Vice President, Corporate Finance from October 2012 to October 2013, and Senior Vice President, Finance of Kraft Foods North America from November 2010 until September 2012. Mr. Kehoe earned a Masters in Business Studies in Finance from University College Dublin, Ireland and a Bachelors of Commerce Degree from University College Galway, Ireland.

The Company entered into an employment agreement with Mr. Kehoe, effective as of July 20, 2023. The agreement has a three-year term intended to commence on August 14, 2023 subject to certain conditions, with a provision for automatic annual extensions after the initial two-year period unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Kehoe’s annual base salary will be $975,000, and his target annual incentive bonus opportunity will be 150% of his base salary (prorated in the case of the 2023 plan year), with higher or lower amounts payable depending on performance relative to targeted results.

Mr. Kehoe will also receive a $1,200,000 signing bonus, payable in the pay period next following 60 days from the first day of his employment, as well as a one-time lump sum payment of $500,000 contingent upon his permanent relocation to Jacksonville, Florida, within nine months of the first day of his employment (in each case subject to a two-year clawback policy as outlined in his employment agreement). In addition, Mr. Kehoe will receive a one-time restricted stock unit grant (the “New Hire RSU Grant”) within fifteen days following the first day of his employment. The New Hire RSU Grant will have a grant date value of $10,000,000 and will vest 50% on each of the first two anniversaries of the grant date. Mr. Kehoe will be eligible for future equity grants, with the first such grant expected to occur in the first calendar quarter of 2024. Mr. Kehoe’s target annual equity grant opportunity will be $6,000,000, with the actual grant amount subject to approval by the Compensation Committee of the Board of Directors.

In addition to cash and equity compensation, Mr. Kehoe will be entitled to receive all other benefits, perquisites and incentive opportunities made available to similarly situated executives. Mr. Kehoe’s employment agreement also provides for relocation assistance, including reimbursement of temporary living expenses up to $30,000, reimbursements of customary closing expenses for a new home purchase and current home sale, and reimbursements for certain other travel, shipping and storage expenses.

Pursuant to the agreement, in the event that Mr. Kehoe’s employment is terminated by the Company for any reason other than for “cause” or his death or disability or by Mr. Kehoe for “good reason,” Mr. Kehoe will be entitled to severance benefits generally consisting of (i) a lump sum amount representing 200% of the sum of (A) Mr. Kehoe’s annual base salary in effect immediately prior to the termination date and (B) the target annual bonus in the year of termination; (ii) any earned but unpaid annual bonus payments relating to the prior calendar year; (iii) a prorated annual bonus based upon the actual annual bonus that would have been earned by him for the year in which the termination date occurs, with any subjective goals treated as achieved at no less than target; (iv) the signing bonus if it has not been paid; (v) subject to his payment of full monthly premiums for COBRA coverage, continued medical and dental coverage on the same basis as provided to the active executives and their dependents until the earlier of 18 months after the date of termination or the date that Mr. Kehoe is first eligible for medical and dental coverage with a subsequent employer, and in addition a lump sum cash payment equal to 18 monthly medical and dental COBRA premiums based on the level of coverage in effect for Mr. Kehoe on the date of termination; and (vi) continued vesting of outstanding and unvested equity-based incentive awards (including the New Hire RSU Grant) in accordance with the terms of, and dates specified in, the applicable grant agreements (including the achievement of any stated performance metrics for a given performance period) as if Mr. Kehoe remained employed and in good standing, subject to and contingent upon Mr. Kehoe’s continued compliance with the non-competition and non-solicitation covenants of his agreement. In addition, under Mr. Kehoe’s employment agreement, in the event that the Company gives Mr. Kehoe a notice of its intention not to extend the employment term beyond the initial three-year term (or any extended employment term following the initial three-year term), Mr. Kehoe may elect to terminate his employment at any time following the four-month anniversary of the date of such notice (or such earlier date mutually agreed between the Company and Mr. Kehoe), and Mr. Kehoe will be entitled to receive the same benefits described above as if such termination were a termination by the Company other than for “cause.” The Company’s obligation to provide the termination benefits under the employment agreement is contingent on Mr. Kehoe’s execution and non-revocation of the Company’s standard form of a general release of claims against the Company within 60 days of the termination date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement with Mr. Kehoe, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or undertakings pursuant to which Mr. Kehoe was selected as Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Kehoe. There are no related party transactions between the Company and Mr. Kehoe.

In connection with Mr. Kehoe’s appointment as Chief Financial Officer of the Company, Erik D. Hoag has left his position as Chief Financial Officer of the Company, effective as of August 21, 2023 to pursue other opportunities. Mr. Hoag will remain with the Company as a non-executive officer through the end of the year and will work closely with Mr. Kehoe to support an orderly transition of responsibilities.

A copy of the press release announcing Mr. Hoag’s and Mr. Kehoe’s transition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, by and between Fidelity National Information Services, Inc. and James Kehoe.

99.1	Press Release, dated August 22, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2023	Fidelity National Information Services, Inc. (Registrant)

	By:	/s/ Chip Keller
	Name:	Chip Keller
	Title:	Senior Vice President, Senior Deputy General Counsel and Corporate Secretary